Exhibit 99.1

CITI TRENDS ANNOUNCES THIRD QUARTER 2023 RESULTS

Total third quarter sales of $179.5 million; Year-to-date total sales of $532.8 million

Strong gross margin of 38.2%; Year-to-date gross margin of 37.7%, or 37.8% as adjusted*

Total liquidity of $135 million and no debt

Improved topline momentum fourth quarter to date

Company provides updated fiscal 2023 guidance

SAVANNAH, GA (November 28, 2023) — Citi Trends, Inc. (NASDAQ: CTRN), a leading specialty value retailer of apparel, accessories and home trends for way less spend primarily for African American and multicultural families in the United States, today reported results for the third quarter ended October 28, 2023.

Financial Highlights – Third Quarter 2023

•	Total sales of $179.5 million decreased 6.7% vs. Q3 2022; Comparable store sales decreased 6.2% compared to Q3 2022
•	Gross margin of 38.2% vs. 39.8% in Q3 2022, flat to Q2 2023 gross margin
•	Operating loss of $6.0 million, or a loss of $7.0 million as adjusted*, compared to operating income of $31.6 million, or $2.4 million as adjusted* in Q3 2022
•	Net loss per share of $0.47, or adjusted net loss per share* of $0.56, vs. net earnings per share of $3.02, or $0.24 as adjusted*
•	Quarter-end total dollar inventory increased 0.9% compared to Q3 2022
•	Total liquidity of approximately $135 million at the end of the quarter, made up of $59.7 million of cash, no borrowings under a $75 million credit facility, and no debt
•	During Q3 2023, the Company closed 5 stores and remodeled 7 stores, which brings total remodels to 15 for the year. The Company ended the quarter with 606 stores

Financial Highlights – 39 weeks ended October 28, 2023

•	Total sales of $532.8 million decreased 9.0% vs. 2022; Comparable store sales decreased 8.7% compared to 2022
•	Gross margin of 37.7%, or 37.8% as adjusted*, vs. 39.0% in 2022
•	Operating loss of $23.4 million, or a loss of $22.7 million as adjusted*, compared to operating income of $67.9 million in 2022, or $3.8 million as adjusted*
•	Net loss of $15.5 million, or $15.0 million as adjusted*, compared to net income of $52.3 million in 2022, or $2.9 million as adjusted*
•	Adjusted EBITDA* of ($8.5) million vs. $19.6 million in 2022
•	Net loss per share of $1.89, or adjusted net loss per share* of $1.83, vs. diluted earnings per share of $6.34 in 2022, or $0.35 as adjusted*

Chief Executive Officer Comments

David Makuen, Chief Executive Officer, said, “In the third quarter, our team continued to advance our strategic initiatives while navigating a very challenging selling environment and controlling the controllables like we always do.  We successfully managed the middle of the P&L as we registered a strong gross margin of 38.2% and kept operating expense dollars essentially flat compared to the prior year.  That said, our third quarter topline performance did not meet our expectations, with sales held back more than we expected by the ongoing challenging macroeconomic backdrop.  Our primarily low-income customer base is being more selective and purchasing much closer to need as they navigate higher costs of living, a buying pattern further impacted by unseasonably warm weather throughout the quarter.”

Mr. Makuen continued, “I am pleased to report that we’ve experienced improved top line momentum fourth quarter to date. Our customers are loving our Ready. Set. GIFT! Campaign with a timely in-store setup of a wide offering of gifts, from great toys to fragrances to Bluetooth speakers and apparel for the whole family, all at incredible values. I am truly grateful to our teams for their unwavering dedication in serving our African American and multicultural families in the heart of their local neighborhoods. Importantly, the strength of our balance sheet with total liquidity of $135 million at quarter-end and no debt, provides us the necessary flexibility to navigate the dynamic macroeconomic and consumer environment while maintaining our focus on our strategic initiatives and creating long-term shareholder value.”

Capital Return Program Update

In the third quarter of 2023, the Company did not repurchase any shares of its common stock. At the end of the third quarter of 2023, $50.0 million remained available under the Company’s share repurchase program.

Guidance

The Company is updating its outlook for fiscal 2023 as follows:

•	Full year total sales are expected to be down mid-single digits as compared to fiscal 2022
•	Full year gross margin is still expected to be in the high thirties
•	Full year EBITDA* expected to be in the range of $1 million to $7 million
•	Full year capex is expected to be in the range of $17 million to $20 million
•	Year end cash balance is expected to be in the range of $80 million to $90 million
•	Implied fourth quarter total sales are expected to be approximately flat to up low-single digits vs. Q4 2022 with EBITDA in the range of $9 million to $15 million

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 9:00 a.m. ET. The number to call for the live interactive teleconference is (312) 281-2972. A replay of the conference call will be available until December 5, 2023, by dialing (800) 633-8284 and entering the passcode, 22028257.

The live broadcast of Citi Trends' conference call will be available online at the Company's website, cititrends.com, under the Investor Relations section, beginning today at 9:00 a.m. ET. The online replay will follow shortly after the call and will be available for replay for one year.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the call, may contain or constitute information that has not been disclosed previously.

About Citi Trends

Citi Trends, Inc. is a leading specialty value retailer of apparel, accessories and home trends for way less spend primarily for African American and multicultural families in the United States. The Company operates 606 stores located in 33 states. For more information, visit www.cititrends.com or your local store.

*Non-GAAP Financial Measures

The historical non-GAAP financial measures discussed herein are reconciled to their corresponding GAAP measures at the end of this press release. The Company is unable to provide a full reconciliation of the forward-looking non-GAAP financial measure used in 2023 guidance without unreasonable effort because it is not possible to predict certain of its adjustment items with a reasonable degree of certainty. This information is dependent upon future events and may be outside of the Company’s control and its unavailability could have a significant impact on its financial results.

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding the Company’s future financial results and position, business policy and plans, objectives and expectations of management for future operations and capital allocation expectations, are forward-looking statements that are subject to material risks and uncertainties. The words "believe," "may," "could," "plans," "estimate," “expects,” "continue," "anticipate," "intend," "expect," “upcoming,” “trend” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, although not all forward-looking statements contain such language. Statements with respect to earnings, sales or new store guidance are forward-looking statements. Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarter-end financial and accounting procedures, are not guarantees of future performance or results, and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in our Annual Reports and Quarterly Reports on Forms 10-K and 10-Q, respectively, and any amendments thereto, filed with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to general economic conditions, including inflation, energy and fuel costs, unemployment levels, and any deterioration whether caused by acts of war, terrorism, political or social unrest (including any resulting store closures, damage or loss of inventory) or other factors; changes in market interest rates and market levels of wages; natural disasters such as hurricanes; uncertainty and economic impact of pandemics, epidemics or other public health emergencies such as the ongoing COVID-19 pandemic ; transportation and distribution delays or interruptions; changes in freight rates; the Company’s ability to attract and retain workers; the Company’s ability to negotiate effectively the cost and purchase of merchandise inventory risks due to shifts in market demand; the Company’s ability to gauge fashion trends and changing consumer preferences; changes in consumer confidence and consumer spending patterns; competition within the industry; competition in our markets; the duration and extent of any economic stimulus programs; changes in product mix; interruptions in suppliers’ businesses; the ongoing assessment and impact of the cyber disruption we identified on January 14, 2023, including legal, reputational, financial and contractual risks resulting from the disruption, and other risks related to cybersecurity, data privacy and intellectual property; temporary changes in demand due to weather patterns; seasonality of the Company’s business; changes in market interest rates and market levels of wages; the results of pending or threatened litigation; delays associated with building, remodeling, opening and operating new stores; and delays associated with building and opening or expanding new or existing distribution centers. Any forward-looking statements by the Company, with respect to guidance, the repurchase of shares pursuant to a share repurchase program, or otherwise, are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:

Tom Filandro/Rachel Schacter

ICR, Inc.

CitiTrendsIR@icrinc.com

CITI TRENDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended
	October 28, 2023	October 29, 2022	October 30, 2021
Net sales	$179,520	$192,323	$227,959

Cost of sales (exclusive of depreciation shown separately below)	(110,942)	(115,741)	(136,071)
Selling, general and administrative expenses	(69,654)	(69,092)	(74,784)
Depreciation	(4,749)	(5,076)	(5,527)
Asset impairment	(178)	—	—
Gain on sale-leaseback	—	29,168	—
(Loss) income from operations	(6,003)	31,582	11,577
Interest income	894	202	18
Interest expense	(76)	(76)	(76)
(Loss) income before income taxes	(5,185)	31,708	11,519
Income tax benefit (expense)	1,322	(7,120)	(2,505)
Net (loss) income	$(3,863)	$24,588	$9,014

Basic net (loss) income per common share	$(0.47)	$3.02	$1.04
Diluted net (loss) income per common share	$(0.47)	$3.02	$1.03

Weighted average number of shares outstanding
Basic	8,238	8,145	8,706
Diluted	8,238	8,145	8,787

	Thirty-Nine Weeks Ended
	October 28, 2023	October 29, 2022	October 30, 2021
Net sales	$532,762	$585,550	$750,621

Cost of sales (exclusive of depreciation shown separately below)	(331,827)	(357,341)	(440,404)
Selling, general and administrative expenses	(210,004)	(208,599)	(228,059)
Depreciation	(14,138)	(15,793)	(15,218)
Asset impairment	(178)	—	—
Gain on sale-leasebacks	—	64,088	—
(Loss) income from operations	(23,385)	67,905	66,940
Interest income	2,804	204	24
Interest expense	(228)	(230)	(200)
(Loss) income before income taxes	(20,809)	67,879	66,764
Income tax benefit (expense)	5,279	(15,624)	(14,363)
Net (loss) income	$(15,530)	$52,255	$52,401

Basic net (loss) income per common share	$(1.89)	$6.34	$5.77
Diluted net (loss) income per common share	$(1.89)	$6.34	$5.71

Weighted average number of shares outstanding
Basic	8,215	8,237	9,081
Diluted	8,215	8,237	9,179

CITI TRENDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)

	October 28, 2023	October 29, 2022
Assets:
Cash and cash equivalents	$59,726	$77,771
Inventory	129,727	128,511
Prepaid and other current assets	14,572	12,903
Property and equipment, net	56,658	60,912
Operating lease right of use assets	239,282	264,667
Deferred tax assets	7,197	873
Other noncurrent assets	1,050	1,218
Total assets	$508,212	$546,855

Liabilities and Stockholders' Equity:
Accounts payable	$83,393	$83,451
Accrued liabilities	24,985	30,528
Current operating lease liabilities	46,511	48,294
Other current liabilities	1,269	1,486
Noncurrent operating lease liabilities	196,856	222,430
Other noncurrent liabilities	2,132	2,204
Total liabilities	355,146	388,393

Total stockholders' equity	153,066	158,462
Total liabilities and stockholders' equity	$508,212	$546,855

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

(in thousands, except per share data)

The Company makes reference in this release to adjusted gross margin, adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA. The Company believes these supplemental measures reflect operating results that are more indicative of the Company's ongoing operating performance while improving comparability to prior and future periods, and as such, may provide investors with an enhanced understanding of the Company's past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for net income or earnings per diluted share prepared in accordance with generally accepted accounting principles (GAAP).

	Thirteen Weeks Ended
	October 28, 2023	October 29, 2022
Reconciliation of Adjusted Operating (Loss) Income
Operating (loss) income	$(6,003)	$31,582
Gain on insurance	(1,188)	—
Asset impairment	178	—
Gain on sale-leaseback	—	(29,168)
Adjusted operating (loss) income	$(7,013)	$2,414

	Thirteen Weeks Ended
	October 28, 2023	October 29, 2022
Reconciliation of Adjusted Diluted EPS
Diluted (loss) earnings per share	$(0.47)	$3.02
Gain on insurance	(0.14)	—
Asset impairment	0.02	—
Gain on sale-leaseback	—	(3.58)
Tax effect	0.03	0.80
Adjusted diluted (loss) earnings per share	$(0.56)	$0.24

Thirty-Nine Weeks Ended
October 28, 2023
Reconciliation of Adjusted Gross Margin
Net sales	$532,762
Cost of sales	(331,827)
Gross profit	$200,935
Gross margin	37.7%
Cyber incident expenses	$513
Adjusted gross profit	$201,448
Adjusted gross margin	37.8%

	Thirty-Nine Weeks Ended
	October 28, 2023	October 29, 2022
Reconciliation of Adjusted Operating (Loss) Income
Operating (loss) income	$(23,385)	$67,905
Gain on insurance	(1,188)	—
Asset impairment	178	—
Cyber incident expenses	1,723	—
Gain on sale-leaseback	—	(64,088)
Adjusted operating (loss) income	$(22,672)	$3,817

	Thirty-Nine Weeks Ended
	October 28, 2023	October 29, 2022
Reconciliation of Adjusted Net (Loss) Income
Net (loss) income	$(15,530)	$52,255
Gain on insurance	(1,188)	—
Asset impairment	178	—
Cyber incident expenses	1,723	—
Gain on sale-leaseback	—	(64,088)
Tax effect	(181)	14,751
Adjusted net (loss) income	$(14,998)	$2,918

	Thirty-Nine Weeks Ended
	October 28, 2023	October 29, 2022
Reconciliation of Adjusted Diluted EPS
Diluted (loss) earnings per share	$(1.89)	$6.34
Gain on insurance	(0.14)	—
Asset impairment	0.02	—
Cyber incident expenses	0.21	—
Gain on sale-leaseback	—	(7.78)
Tax effect	(0.02)	1.79
Adjusted diluted (loss) earnings per share	$(1.83)	$0.35

	Thirty-Nine Weeks Ended
	October 28, 2023	October 29, 2022
Reconciliation of Adjusted EBITDA
Net (loss) income	$(15,530)	$52,255
Interest income	(2,804)	(204)
Interest expense	228	230
Income tax (benefit) expense	(5,279)	15,624
Depreciation	14,138	15,793
Gain on insurance	(1,188)	—
Asset impairment	178	—
Cyber incident expenses	1,723	—
Gain on sale-leaseback	—	(64,088)
Adjusted EBITDA	$(8,534)	$19,610